EXHIBIT 8.1



                                             December 5, 1997



BankUnited Financial Corporation
255 Alhambra Circle
Coral Gables, Florida  33134

Consumers Bancorp, Inc.
9400 South Dadeland Boulevard, Suite 620
Miami, Florida  33156

Ladies and Gentleman:

     We have acted as special tax counsel to BankUnited Financial Corporation ("BankUnited") in connection with the proposed merger of Consumers Bancorp, Inc. ("Consumers"), into BankUnited (the "Merger") and the proposed merger of Consumers Savings Bank ("CSB"), a subsidiary of Consumers, into BankUnited FSB ("BUFSB"), a subsidiary of BankUnited (the "Subsidaries Merger"), as described herein. BankUnited has requested our opinion concerning certain federal income tax consequences of the proposed transaction.

                                     FACTS

     BankUnited is a savings and loan holding company organized under the laws of the State of Florida. BUFSB is a federal stock savings bank. All the capital stock of BUFSB is owned by BankUnited. BankUnited and BUFSB file consolidated federal income tax returns on a September 30 fiscal year basis.

     Consumers is a unitary savings and loan holding company organized under the laws of the State of Florida. CSB is a Florida-chartered savings and loan association. All the capital stock of CSB is owned by Consumers. Consumers and CSB file consolidated federal income tax returns on a March 31 fiscal year basis.


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BankUnited Financial Corporation
Consumers Bancorp, Inc.
December 5, 1997
Page 2


     The authorized capital stock of Consumers consists of 15,000,000 shares of common stock, par value $.01 per share. On October 31, 1997, there were ourstanding 485,509 shares of Consumers common stock, held of record by approximately 65 stockholders. As of October 31, 1997, Consumers had reserved 48,264 shares of common stock for issuance pursuant to stock options granted by Consumers under one or more employee benefit plans.

     The Boards of Directors of BankUnited and Consumers believe that the Merger and the Subsidiaries Merger will provide and opportunity for each institution to enhance shareholder value through the utilization of combined resources. The combined entity will reflect a stronger capital position for BUFSB and an opportunity for an enhancement to earnings.

     Consumers will be merged with and into BankUnited pursuant to an Agreement and Plan of Merger between BankUnited and Consumers dated as of September 19, 1997, as amended (the "Merger Agreement"). BankUnited will survive the Merger, and the separate corporate existence of Consumers will cease.

     Promptly following the consummation of the Merger, CSB will be merged with and into BUFSB. BUFSB will survive the Subsidiaries Merger, and the separate corporate existence of CSB will cease. The banking business of CSB will be continued by BUFSB in a substantially unchanged manner.

     Depending on the Fair Market Value (as defined in the Merger Agreement) of BankUnited Series I Class A Common Stock ("BankUnited Common Stock"), the combination of BankUnited and Consumers will be structured in one of two ways. If the Fair Market of BankUnited Common Stock is at least $9.80 per share, the Consumers shareholders will receive a combination of cash and BankUnited Common Stock in the Merger ("Structure I"). If the Fair Market Value of BankUnited Common Stock is less than $9.80 per share, BankUnited will aquire all the outstanding stock of Consumers for cash bafore the Merger ("Structure II").


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BankUnited Financial Corporation
Consumers Bancorp, Inc.
December 5, 1997
Page 3


STRUCTURE I

     At the effective time of the Merger (the "Effective Time"), each share of Consumers common stock issued and outstanding immediately prior to the Effective Time, other than shares held by shareholders who have timely and properly exercised dissenters' rights under Florida law ("Dissenting Shareholders"), will be converted into the right to receive a payment (the "Merger Consideration") of $21.33 in cash or 2.081 shares (the "Agreed Value") of BankUnited Common Stock. Each shareholder may elect to receive such shareholders' total Merger Consideration in cash, BankUnited Common Stock, or a combination thereof; however, in the aggregate, the cash portion (including cash paid in lieu of fractional shares of BankUnited Common Stock) may not exceed 55% of the total amount of Merger Consideration. The aggregate Merger Consideration payable to the Consumers shareholders and the Agreed Value are subject to adjustment in certain circumstances.

     No fractional shares of BankUnited Common Stock will be issued in the Merger. Instead, each shareholder who would otherwise have been entitled to receive a fraction of a share of BankUnited Common Stock (after taking into account all certificates delivered by such shareholder) will receive an amount of cash equal to such fraction multiplied by the Fair Market Value of a share of BankUnited Common Stock.

     Dissenting Shareholders, if any, will be entitled to receive payment for their Consumers common stock from BankUnited. It is a condition to BankUnited' obligation to effect the Merger that the number of shares held by Dissenting Shareholders not exceed ten percent of the outstanding capital stock of Consumers.

STRUCTURE II

     BankUnited will form a subsidiary ("Newco") solely for the purpose of effectuating the acquisition by BankUnited of all of the capital stock of Consumers. Newco will not engage in any business. Newco will be merged with and into Consumers (the "Newco Merger"). Consumers will survive the Newco Merger, and the separate corporate existence of Newco will cease. At the effective time of the Newco Merger, each share of Newco stock

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BankUnited Financial Corporation
Consumers Bancorp, Inc.
December 5, 1997
Page 4


issued and outstanding immediately prior to such effective time will be converted into one share of Consumers common stock, and each share of Consumers common stock issued and outstanding immediately prior to such effective time (other than shares, if any, held by Dissenting Shareholders) will be converted into the right to receive a payment of $20.95 in cash. Promptly following the consummation of the Newco Merger, the Merger will take place. Promptly following the consummation of the Merger, the Subsidiaries Merger will take place.

                                REPRESENTATIONS

     The following representations have been made in connection with the proposed transactions:

(a) BankUnited has no plan or intention to liquidate BUFSEB, to merge BUFSB into another corporation, or to sell or otherwise dispose of the stock of BUFSB.

(b) BankUnited has no plan or intention to cause BUFSB to sell or otherwise dispose of any of the assets of CSB to be acquired in the Subsidiaries Merger, except for dispositions made in the ordinary course of business.

(c) The liabilities of Consumers to be assumed by BankUnited and the liabilities to which the transferred assets of Consumers are subject were incurred by Consumers in the ordinary course of its business.

(d) The liabilities of CSB to be assumed by BUFSB and the liabilities to which the transferred assets of CSB are subject were incurred by CSB in the ordinary course of its business.

(e) Following the transaction, BUFSB will continue the historic business of CSB or use a significant portion of CSB's business assets in a business.

(f) BankUnited, Consumers, and the shareholders of Consumers will pay their respective expenses, if any, incurred in connection with the proposed transactions, except that BankUnited and Consumers will divide equally all printing

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BankUnited Financial Corporation
Consumers Bancorp, Inc.
December 5, 1997
Page 5


     expenses and filing fees incurred in connection with the Merger Agreement and the Registration Statement and Proxy Statement (as defined in the Merger Agreement).

(g) There is no intercorporate indebtedness existing between BankUnited or BUFSB and Consumers or CSB that was issued, acquired, or will be settled at a discount.

(h) None of the parties to the transactions is an investment company as defined in Section 368(a)(2)(F)(iii) of the Internal Revenue Code of 1986, as amended (the "Code").

(i) Neither Consumers nor CSB is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(j) The fair market value of the assets of Consumers transferred to BankUnited will equal or exceed the sum of the liabilities assumed by BankUnited and the liabilities, if any, to which the transferred assets are subject.

(k) The fair market value of the assets of CSB transferred to BUFSB will equal or exceed the sum of the liabilities assumed by BUFSB and the liabilities, if any, to which the transferred assets are subject.

(l) The aggregate adjusted tax basis of the assets of CSB transferred to BUFSB will equal or exceed the sum of the liabilities assumed by BUFSB and the liabilities, if any, to which the transferred assets are subject.

STRUCTURE I

(a) The sum of (i) the cash received by the Consumers shareholders pursuant to the Merger (including cash paid in lieu of fractional shares of BankUnited Common Stock), (ii) the cash (if any) received by Dissenting Shareholders, and (iii) the cash (if any) received by Consumers shareholders whose stock is redeemed in anticipation of the Merger will not exceed 62.5% of an amount equal to such sum plus the fair market value, as of the Effective Time, of the

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BankUnited Financial Corporation
Consumers Bancorp, Inc.
December 5, 1997
Page 6

     BankUnited Common Stock received by the Consumers shareholders pursuant to the Merger.

(b) The payment of cash in lieu of fractional shares of BankUnited Common Stock will be solely for the purpose of avoiding the expense and inconvience to BankUnited of issuing fractional shares, and it does not represent separately bargained-for consideration. Such cash will not exceed 1% of the total consideration paid to effect the Merger.

(c) There is no plan or intention on the part of the Consumers shareholders who own five percent or more of Consumers' stock, and to the best of the knowledge of the management of Consumers there is no plan or intention on the part of the remaining Consumers shareholders, to sell, exchange, or otherwise dispose of shares of BankUnited Common Stock to be received in the Merger that would reduce such shareholders' ownership of such BankUnited Common Stock to a number of shares having, in the aggregate, a value as of the Effective Time of less than 37.5% of the total value of all the Consumers stock outstanding immediately prior to the Merger. For purposes of this representation, shares of Consumers stock, if any, redeemed prior to the Merger in anticipation of the Merger are taken into account as if such shares were shares of BankUnited Common Stock received in the Merger and then disposed of.

(d) BankUnited has no plan or intention to redeem or otherwise reacquire any of the BankUnited Common Stock to be received by the shareholders of Consumers.

                                    OPINION

STRUCTURE I

     Based upon the foregoing, and provided that the Merger and the Subsidiaries Merger qualify as statutory mergers under applicable law, it is our opinion that the Merger and the Subsidiaries Merger will each constitute a reorganization within the meaning of Section 368(a) of the Code, and that BankUnited and Consumers, and BUFSB and CSB, will each be "a party to a

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BankUnited Financial Corporation
Consumers Bancorp, Inc.
December 5, 1997
Page 7


reorganization" within the meaning of Section 368(b) of the Code. Accordingly, it is our opinion that:

(a) No gain or loss will be reorganized by Consumers on the transfer of its assets to BankUnited in exchange for BankUnited Common Stock, cash, and the assumption by BankUnited of Consumers' liabilities, since the cash will be distributed to Consumers' shareholders pursuant to the plan of reorganization.

(b) No gain or loss will be recognized by BankUnited on the receipt by BankUnited of the assets of Consumers in exchange for BankUnited Common Stock, cash, and the assumption by BankUnited of Consumers' liabilities.

(c) The bases of the assets of Consumers in the hands of BankUnited will be the same as the bases of such assets in the hands of Consumers immediately prior to the Merger.

(d) The holding periods of the assets of Consumers received by BankUnited will include the periods during which such assets were held by Consumers.

(e) No gain or loss will be recognized by CSB on the transfer of its assets to BUFSB in a deemed exchange for BUFSB stock and the assumption by BUFSB or CSB's liabilities.

(f) No gain or loss will be recognized by BUFSB on the receipt of the assets of CSB in a deemed exchange for BUFSB stock and the assumption by BUFSB of CSB's liabilities.

(g) No gain or loss will be recognized by BankUnited on the deemed receipt of BUFSB stock in exchange for the stock of CSB.

(h) The bases of the assets of CSB in the hands of BUFSB will be the same as the bases of those assets in the hands of CSB.

(i) The holding periods of the assets of CSB in the hands of BUFSB will include the periods during which such assets were held by CSB.

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BankUnited Financial Corporation
Consumers Bancorp, Inc.
December 5, 1997
Page 8


(j) No gain or loss (other than with respect to cash received in lieu of a fractional share of BankUnited Common Stock) will be recognized by Consumers shareholders who receive only BankUnited Common Stock (including fractional share interests deemed received) pursuant to the Merger.

(k) The basis of the BankUnited Common Stock received (including fractional share interests deemed received) by Consumers shareholders who receive only BankUnited Common Stock pursuant to the Merger will, in each instance, be the same as the basis of the Consumers stock surrendered in exchange therefor.

(l) The holding period of the BankUnited Common Stock received (including fractional share interests deemed received) by the Consumers shareholders pursuant to the Merger will, in each instance, include the holding period of the stock surrendered in exchange therefor, provided such stock is held as a capital asset on the date of the exchange.

(m) Gain, if any (but not loss, other than with respect to cash received in lieu of a fractional share of BankUnited Common Stock), will be recognized by Consumers shareholders who exchange their Consumers stock for both BankUnited Common Stock (including fractional share interests deemed received) and cash pursuant to the Merger, but in an amount not in excess of the cash received.

(n) Where fractional share interests, if any, to which each Consumers shareholder would otherwise be entitled are aggregated to form whole shares and each shareholder receives a cash payment in lieu of a fractionsl share interest for no more than a single share, such payment of cash in lieu of a fractional share of BankUnited Common Stock will be treated as if the fractional share were distributed as part of the exchange and then redeemed by BankUnited. Such cash payment will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in Seciton 302(a) of the Code.

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BankUnited Financial Corporation
Consumers Bancorp, Inc.
December 5, 1997
Page 9


STRUCTURE II

     It is our opinion that the formation of Newco and the Newco Merger will be disregarded for federal income tax purposes and the transaction will be viewed as a cash purchase by BankUnited of all the outstanding stock of Consumers. It is also our opinion that:

(a) No gain or loss will be recognized by Consumers or BankUnited in the Merger.

(b) No gain or loss will be recognized by CSB, BUFSB, or BankUnited in the Subsidiaries Merger.

(c) The bases of the assets of Consumers in the hands of BankUnited will be the same as the bases of such assets in the hands of Consumers immediately prior to the Merger.

(d) The holding periods of the assets of Consumers received by BankUnited will include the periods during which such assets were held by Consumers.

(e) The bases of the assets of CSB in the hands of BUFSB will be the same as the bases of those assets in the hands of CSB.

(f) The holding periods of the assets of CSB in the hands of BUFSB will include the periods during which such assets were held by CSB.

     Our conclusions as expressed in this letter have been reached on the basis of the facts and representations described herein and such analysis of the law as we have deemed necessary. Our views are based on existing law, which is subject to change or modification at any time. We express no opinion as to any tax consequences of the Merger, the Subsidiaries Merger, or the Newco Merger other than those explicitly set forth above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-4 filed by BankUnited with the Securities and Exchange Commission (Registration No. 333-39921) and to the use of our name under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part thereof. In giving such consent, we do

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BankUnited Financial Corporation
Consumers Bancorp, Inc.
December 5, 1997
Page 10


not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ Kronish, Lieb, Weiner & Hellman LLP
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                                        Kronish, Lieb, Weiner & Hellman LLP